Exhibit 99.1

Applied Optoelectronics Reports First Quarter 2016 Results

Sugar Land, Texas, May 9, 2016 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, and fiber-to-the-home markets, today announced financial results for its first quarter ended March 31, 2016.

“Our first quarter revenue was up 67% year-over-year driven primarily by continued demand for our market-leading datacenter products. Our datacenter segment generated its fourth consecutive record quarter, with $39 million in revenue. Unfortunately, during the quarter we experienced some operational challenges in our China factory that impacted our gross margin, and we significantly ramped our R&D spend to accelerate cost-reduction efforts and address these challenges. These higher than expected costs resulted in a non-GAAP loss of $0.04 per share, below our original guidance of earnings between $0.21 and $0.28 per share. We acted decisively to address these operational challenges and believe they are largely resolved, but it goes without saying that we are disappointed with our bottom line results this quarter and remain committed to refining our global operations to support our growth,” said Dr. Thompson Lin, Applied Optoelectronics Inc. founder and CEO.

Lin continued, “Despite these operational challenges, there was no impact to our customers and we successfully fulfilled customer requirements for the quarter, including a 30% sequential ramp in 100G shipments. We believe the upgrade to 100G in the datacenter will be one of the largest upgrade cycles in optics to date, and we think the actions we took in Q1 position us well to maintain our leadership in cost and performance throughout this market transition.”

First Quarter 2016 Financial Summary

•	Total revenue was $50.4 million, up 67% compared with $30.2 million in the first quarter 2015 and down 5% sequentially compared with $53.0 million in the fourth quarter of 2015.

•	GAAP gross margin was 28.3% compared with 33.2% in the first quarter 2015 and 29.5% in the fourth quarter of 2015. Non-GAAP gross margin was 28.3% compared with 33.3% in the first quarter 2015 and 29.5% in the fourth quarter of 2015.

•	GAAP net loss was $1.3 million, or $0.08 per basic share, compared with net loss of $0.7 million, or $0.05 per basic share in the first quarter 2015, and net income of $2.7 million, or $0.15 per diluted share in the fourth quarter of 2015.

•	Non-GAAP net loss was $0.6 million, or $0.04 per basic share, compared with non-GAAP net income of $0.3 million, or $0.02 per diluted share in the first quarter 2015, and non-GAAP net income of $3.9 million, or $0.22 per diluted share in the fourth quarter of 2015.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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Second Quarter 2016 Business Outlook (+)

For the second quarter of 2016, the company currently expects:

•	Revenue in the range of $49.5 million to $52 million, representing flat to 5% year-over-year growth.
•	Non-GAAP gross margin in the range of 29.5% to 31%.
•	Non-GAAP net income in the range of $0.7 million to $1.5 million, and non-GAAP fully diluted earnings per share in the range of $0.04 to $0.08 using approximately 17.9 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

Applied Optoelectronics will host a conference call today, May 9, 2016 at 4:30 p.m. Eastern time / 3:30 p.m. Central time for analysts and investors to discuss its first quarter results and outlook for its second quarter of 2016. Open to the public, investors may access the call by dialing (412) 317-6789. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412)-317-0088 and entering passcode 10083549.

Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, CATV or FTTH markets; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit"  or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings per share, and other non-GAAP measures like Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense and non-recurring expenses, if any, from our GAAP gross profit. To arrive at our non-GAAP income (loss) from operations, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring expenses, if any, from our GAAP net income (loss) from operations. Included in our non-recurring expenses for the periods from 4Q15 to 1Q16 are certain consulting fees, items related to the relocation of our plant in Texas, and an extraordinary employee benefit payment in China. To arrive at Adjusted EBITDA, we exclude these same items and, additionally, exclude asset impairment charges, loss (gain) from disposal of idle assets, unrealized exchange loss (gain), interest (income) expense, on a net basis, provision for (benefit from) income taxes and depreciation expense, from our GAAP net income (loss). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense, non-recurring expenses, amortization and tax is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

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Adjusted EBITDA and other non-GAAP measures should not be considered as an alternative to gross profit, income (loss) from operations, net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate Adjusted EBITDA or such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis.  GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes.  In addition, certain of these measures are out of our control.  Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband and fiber-to-the-home markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all three of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2016	December 31, 2015

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$58,494	$40,679
Accounts Receivable, Net	34,868	38,775
Inventories	60,258	66,238
Other Receivables	3,388	4,121
Prepaid Expenses and Other Current Assets	3,471	4,115
Total Current Assets	160,479	153,928

Cash restricted for Construction in Progress	–	–
Property, Plant And Equipment, Net	123,656	109,699
Land Use Rights, Net	852	854
Intangible Assets, Net	3,959	3,900
Other Assets	6,915	5,094
TOTAL ASSETS	$295,861	$273,475

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$25,113	$28,668
Accrued Expenses	9,308	11,506
Banker's Acceptance Payable	2,411	2,998
Bank Loan-Short Term	33,902	27,316
Current Portion of Long Term Debt	7,070	3,592
Total Current Liabilities	77,804	74,080

Notes Payable and Long Term Debt	52,178	33,997
TOTAL LIABILITIES	129,982	108,077

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	165,879	165,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$295,861	$273,475

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Mar 31,
	2016	2015
Revenue
CATV	$7,731	$12,014
Datacenter	38,980	16,316
FTTH	421	122
Other	3,290	1,782
Total Revenue	50,422	30,234

Total Cost of Goods Sold	36,169	20,183

Total Gross Profit	14,253	10,051

Operating Expenses:
Research & Development	8,396	4,805
Sales and Marketing	1,680	1,559
General and Administrative	5,733	5,003
Total Operating Expenses	15,809	11,367

Operating Loss	(1,556)	(1,316)

Other Income (Expense):
Interest Income	101	74
Interest Expense	(401)	(125)
Other Income (Expense)	39	330
Foreign Exchange Gain	295	362
Total Other Income	34	641

Net Loss before Income Taxes	(1,522)	(675)

Income Tax Benefit	192	0

Net Loss	$(1,330)	$(675)
Net loss per share attributable to common stockholders
basic	$(0.08)	$(0.05)
diluted	$(0.08)	$(0.05)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	16,930	14,844
diluted	16,930	14,844

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Mar 31,
	2016	2015

GAAP total gross profit	$14,253	$10,051
Share-based compensation expense	37	16
Non-GAAP income from gross profit	14,290	10,067

GAAP research and development expense	8,396	4,805
Share-based compensation expense	118	54
Non-GAAP research and development expense	8,278	4,751

GAAP sales and marketing expense	1,680	1,559
Share-based compensation expense	73	50
Non-GAAP sales and marketing expense	1,607	1,509

GAAP general and administrative expense	5,733	5,003
Share-based compensation expense	580	396
Amortization expense	110	100
Non Recurring expense	173	381
Non-GAAP general and administrative expense	4,870	4,126

GAAP total operating expense	15,809	11,367
Share-based compensation expense	771	500
Amortization expense	110	100
Non Recurring expense	173	381
Non-GAAP total operating expense	14,755	10,386

GAAP operating loss	(1,556)	(1,316)
Share-based compensation expense	808	516
Amortization expense	110	100
Non Recurring expense	173	381
Non-GAAP operating loss	(465)	(319)

GAAP other income	34	641
Unrealized exchange gain	(410)	(44)
Non-GAAP other income (loss)	(376)	597

GAAP net loss	(1,330)	(675)
Amortization of intangible assets	110	100
Share-based compensation expense	808	516
Non Recurring charges	173	381
Unrealized exchange gain	(410)	(44)
Non-GAAP net income (loss)	(649)	278

GAAP net loss	(1,330)	(675)
Amortization of intangible assets	110	100
Share-based compensation expense	808	516
Depreciation expense	2,847	1,935
Non Recurring charges	173	381
Unrealized exchange gain	(410)	(44)
Interest expense, net	300	51
Tax benefit related to the above	(192)	0
Adjusted EBITDA	$2,306	$2,264

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